The printed portions of this form, except (italiceed)
                           (differentiated) additions, have been approved by the Colorado Real Estate Commission (CBS2-7-96)
KELLER WILLIAMS
 R   E   A   L   T    Y, LLC

     THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING


                                                           Date January 16, 1997


1. PARTIES AND PROPERTY. Commercial Acquisitions Corporation and/or assiqns, buyer(s) [Buyer] agrees to buy, and the undersigned seller(s) [Seller] agrees to sell, on the terrns and conditions set forth in this contract, the following described real estate in the County of Denver , Colorado, to wit:

Lots 16-19, Block 27, Park Avenue Addition, County of Denver, State of Colorado

known as No. 1325 East 16th Avenue Denver. CO 80218 (address) together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded (co11ectively the Property).

2. INCLUSIONS / EXCLUSIONS. The purchase price includes the following items (a) if attached to the Property on the date of this contract: lighting, heating, plumbing, ventilating, and air conditioning fixtures, TV antennas, water softeners, smoke/ fire/ burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls; (b) if on the Property whether attached or not on the date of this contract: storm windows, stormdoors, window and porch shades, awnings, blinds, screens, curtain rods, drapery rods, all keys and (c) All personal and real property, excluding trade fixtures, currentlv on premesis and used in the operations and/or management of said real pronertv. The above-described included items (Inclusions) are to be conveyed to Buyer by Seller by bill of sale at the closing, free and clear of all taxes, liens and encumbrances, except as provided in Section 12. The following attached fixtures are excluded from this sale: None

3. PURCHASE PRICE AND TERMS. The purchase price shall be $ 465,000.00, payable in U.S. dollars by Buyer as follows: (Complete the applicable terms below.)

     (a) EARNEST MONEY.
$5,000.00 in the form of a promissory note,as earnest money deposit and part payment of the purchase price, payable to and held by Midtown Real Properties, broker,in its trust accunt on behalf of both Seller and Buyer. Broker is authorized to deliver the earnest money deposit to the closing agent, if any, at or before closing.

The balance of $ 460,000.00 (purchase price less earnest money) shall be paid as follows:
     (b) CASH AT CLOSING.
$ 45,000.00 , plus closing costs, to be paid by Buyer at closing in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller's check, and cashier's check (Good Funds). Subject to the provisions of Section 4, if the existing loan balance at the time of closing shall be different from the loan balance in
Section 3, the adjustment shall be made in Good Funds at closing or paid as follows: N/A.

[The  printed  portions  of  this  form,  except  (italicized)  (differentiated)
additions,   have  been  approved  by  the  Colorado   Real  Estate   Commission
(CBS2-9-95)]

     (c) NEW LOAN.
$ 335,000.00 by Buyer obtaining a new loan.

     This loan will be secured by a        First           deed of trust.
                                      (1st, 2nd, etc.)
     The loan shall be amortized over a period of 30 years at approximately $ 2,695.49 per month including principal and interest not to exceed 9 % per annum, plus, if required by Buyer's lender, a monthly deposit of 1/12 of the estimated annual real estate taxes, property insurance premium, and mortgage insurance premium. If the loan is an adjustable interest rate or graduated payment loan, the monthly payments and interest rate initially shall not exceed the figures set forth above.
     Loan discount points, if any, shall be paid to lender at closing and shall not exceed O % of the total loan amount. Notwithstanding the loan's interest rate, the first O loan discount points shall be paid by N/A , and the balance, if any, shall be paid by N/A .
     Buyer shall timely pay a loan origination fee not to exceed 1 % of the loan amount and Buyer's loan costs.

[Text here has been manually crossed out]

4.  FINANCING CONDITIONS AND OBLIGATIONS:
     (a) LOAN APPLICATION(S). If Buyer is to pay all or part of the purchase price as set forth in Section 3 by obtaining a new loan or if an existing loan is not to be released at closing, Buyer, if required by such lender, shall make written application within 10 calendar days from acceptance of this contract. Buyer shall cooperate with Seller and lender to obtain loan approval, diligently and timely pursue same in good faith, execute all documents and furnish all information and documents required by the lender, and, subject to Section 3, timely pay the costs of obtaining such loan or lender consent.
     (b) LOAN APPROVAL. If Buyer is to pay all or part of the purchase price by obtaining a new loan as specified in Section 3, this contract is conditional upon lender's approval of the new loan on or before February 20, 1997. If not so approved by said date, this contract shall terminate.

[Text here has been manually crossed out]

     5. APPRAISAL PROVISION. (Check only one box.) This Section 5 [X] shall [ ] shall not apply.
     If this Section 5 applies, as indicated above, Buyer shall have the sole option and election to terminate this contract if the purchase price exceeds the Property's valuation determined by an appraiser engaged by Buyer's lender . The contract shall terminate by the Buyer causing the Seller to receive written notice of termination and a copy of such appraisal or written notice from lender which confirms the Property's valuation is less than the purchase price, on or before February 20, 1997 , (Appraisal Deadline). If Seller does not receive such written notice of termination on or before the appraisal deadline, Buyer waives any right to terminate under this section.

6. COST OF APPRAISAL. Cost of any appraisal to be obtained after to date of this contract shall be timely paid by Buyer.

7. ASSIGNABLE. This contract shall be assignable by Buyer without Seller's prior written consent. This contract shall inure to the benefit of and be binding upon the heirs, personal represenatives, successors and assigns of the parties.

8. EVIDENCE OF TITLE. Seller shall furnish to Buyer, at Seller's expense, a current commitment for owner's title insurance policy in an amount equal to the purchase price on or before January 27, 1997 (Title Deadline). Buyer may require of Seller that copies of instruments (or abstracts of instruments) listed in the schedule of exceptions (Exceptions) in the title insurance commitment also be furnished to Buyer at Seller's Expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any

[The  printed  portions  of  this  form,  except  (italicized)  (differentiated)
additions,   have  been  approved  by  the  Colorado   Real  Estate   Commission
(CBS2-9-95)]

copies or abstracts of instruments furnished pursuant to this Section 8, constitute the title documents (Title Documents). Buyer, or Buyer's designee, must request Seller , in writing, to furnish copies or abstracts of instruments listed in the schedule of exceptions no later than 7 calendar days after Title Deadline. Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after closing.

9.  TITLE.
     (a) TITLE REVIEW. Buyer shall have the right to inspect the Title Documents. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents shall be signed by or on behalf of Buyer and given to Seller on or before 7 calendar days after Title Deadline, or with in five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exceptions(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title. If Seller does not receive Buyer's notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.
     (b) MATTERS NOT SHOWN BY THE PUBLIC RECORDS. Seller shall deliver to Buyer, on or before the Title Deadline set forth in Section 8, true copies of all lease(s) and survey(s) in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and givern to Seller on or before January 27, 1997. If Seller does not receive Buyer's notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.
     (C) SPECIAL TAXING DISTRICTS. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.
     In the event the Property is located with in a special taxing district and Buyer desires to terminate this contract as a result, if written notice is given to Seller on or before the date set forth in subsection 9(b), this contract shall then terminate. If Seller does not receive Buyer's notice by the date specified above, Buyer accepts the effect of the Property's inclusion in such special taxing district(s) and waives the right to so terminate.
     (d) RlGHT TO CURE. If Seller receives notice of unmerchantability of title or any other unsatisfadory title condition(s) as provided in subsection (a) or
(b) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) prior to the date of closing. If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing this contract shall then terminate; provided, however,Buyer may, by written notice received by Seller on or before closing, waive objection to said unsatisfactory title condition(s).

10. INSPECTION. Buyer or any designee, shall have the right to have inspecton(s) of the physical condition of the Property and Inclusions, at Buyer's expense. If written notice of any unsatisfactory condition, signed by or on behalf of Buyer, is not received by Seller on or before February 20, 1997 (Objection Deadline), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer. If such notice is received by Seller as set forth above, and if Buyer and Seller have not agreed, in writing, to a settlement thereof on

[The  printed  portions  of  this  form,  except  (italicized)  (differentiated)
additions,   have  been  approved  by  the  Colorado   Real  Estate   Commission
(CBS2-9-95)]

or before February 24, 1997 (Resolution Deadline), this contract shall terminate three calendar days following the Resolution Deadline; unless, within tne three calendar days, Seller receives written notice from Buyer waiving objection to any unsatisfactory condition. Buyer is responsible for and shall pay for any damage which occurs to tbe Property and Inclusions as a result of such inspection.

11. DATE OF CLOSING. The date of closing shall be February 28, 1997, or by mutual agreement at an earlier date. The hour and place of closing shall be as designated by Midtown Real Properties.

12. TRANSFER OF TITLE. Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient General Warrantv deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing, and except Denver Wa s te Water Tax . Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Buyer's signature hereon, whether assessed or not; except (i) distribution utility easements (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a), (iii) those rights, if any, of third parties in the Property not shown by the public records in accordance with subsection 9(b),(iv) inclusion of the Property within any special taxing district, and (v)subject to building and zoning regulations.

13. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from any other source.

14. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing. Fees for real estate closing services shall not exceed $ 300 and shall be paid at closing by 1/2 Buyer and 1/2 Seller . The local transfer tax of O %of the purchase price shall be paid at closing by N /A . Any sales and use tax that may accrue because of this transaction shall be paid when due by -----------.

15. PRORATIONS. General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing, rents, water and sewer charges, owner's association dues, and interest on continuing loan(s), if any, and None Other shall be prorated to date of closing.

16. POSSESSION. Possession of the Property shall be delivered to Buyer as follows: Upon Deliverv Of Deed subject to the following lease(s) or tenancy(s):
10 year, NNN lease from seller to buver detailed in Paragragh 21. If Seller, after closing, fails to deliver possession on the date herein specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $1,000.00 per day from the date of agreed possession until possession is delivered.

17. CONDITION OF AND DAMAGE TO PROPERTY. Except as otherwise provided in this contract, the Property and Inclusions shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted. In the event the Property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at tbe option of Buyer. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property and Inclusions, not exceeding, however, the total purchase price. Should any Inclusion(s) or service(s) fail or be damaged between the date of this contract and the date of closing or the date of possession, which ever

[The  printed  portions  of  this  form,  except  (italicized)  (differentiated)
additions,   have  been  approved  by  the  Colorado   Real  Estate   Commission
(CBS2-9-95)]


shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age end quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.

18. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:
           (a) IF BUYER IS IN DEFAULT:
           [Check one box only]
[ ]        (1) SPECIFlC PERFORMANCE.  Seller may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be forfeited and retained on behalf of Seller, and Seller may recover such damages as may be proper, or Seller may elect to treat this contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.
[X]        (2)  LIQUIDATED  DAMAGES.  All payments and things of value  received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c)) are SELLER'S SOLE AND ONLY REMEDY for Buyer's failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages.
           (b) IF SELLER IS IN DEFAULT:
           Buyer may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.
           (c) COSTS AND EXPENSES. Anything to the contrary herein notwithstanding in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

19. EARNEST MONEY DISPUTE. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker or closing agent, unless mutual written instructions are received by the holder of the earnest money and things of value, broker or closing agent shall not be required to take any action but may await any proceeding, or at broker's or closing agent's option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

20. ALTERNATIVE DISPUTE RESOLUTION: MEDIATION. If a dispute arises relating to this contract, and is not resolved, the parties and broker(s) involved in such dispute (Disputants) shall first proceed in good faith to submit the matter to mediation. The Disputants will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. In the event the entire dispute is not resolved within thirty (30) calendar days from the date written notice requesting mediation is sent by one Disputant to the other(s), the mediation, unless otherwise agreed, shall terminate. This section shall not alter any date in this contract, unless otherwise agreed.

21. ADDITIONAL PROVISlONS (The language of these additional provisions has not been approved by the Colorado Real Estate Commission).

     Re Paragraph 3a: The remaining balance, 80,000.00, of the purchase price, shall be paid to Seller at closing in the form of Preferred Stock. The

[The  printed  portions  of  this  form,  except  (italicized)  (differentiated)
additions,   have  been  approved  by  the  Colorado   Real  Estate   Commission
(CBS2-9-95)]


     Seller portion of preferred stock shall receive a periodic payment equal to 9% per annum, (interest only), on the face amount of the preferred stock. Said preferred stock shall be "cumulative".

     Re Paragraph 16: The above mentioned lease shall be for a term of ten years, "NNN", inclusive of all interior, exterior, & shell maintenance to a workmanlike standard and at the direction of the Landlord; and at a rental rate of $4,500.00 per month. This lease shall be prepared for signature at closing.

22. RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.

23. TERMINATION. In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to Section 19.

24. SELLING COMPANY BROKER RELATIONSHIP. The selling broker, Keller Williams Realty, LLC, and its salespersons have been engaged as Buyer's Aqents. Selling Company has previously disclosed in writing to the Buyer that different relationships are available which include buyer ageny, seller agency, subagency,or transaction broker.

25. NOTICE TO BUYER. Any notice to Buyer shall be effective when received by Buyer, or, if this box is checked [ ] when received by Selling Company.

26. NOTICE TO SELLER. Any notice to Seller shall be effective when received by Seller or Listing Company.

27. MODIFICATION OF THIS CONTRACT. No subsequent modification of any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

28. ENTIRE AGREEMENT. This contract constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.

29. NOTlCE OF ACCEPTANCE: COUNTERPARTS. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance on or before January 20, 1997 (Acceptance Deadline). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.
                                               /s/ David J. Clamage
-------------------------------------------   ----------------------------------
Buyer Commercial Acquisitions Corp.           Buyer  David J. Clamage, Chairman

Date of Buyer's signature Januarv 16, 1997    Date of Buyer's signature 01-16-97

Buyer's Address 1614 15th Street, 2nd Floor

-------------------------------------------   ----------------------------------
Seller Richard W. Metcalfe, D.D.S., M.S.      Seller

Date of Seller's signature Attached Addendums

Seller's Address       1325 East 16th Avenue

--------------------------------------------------------------------------------
The undersigned Broker(s) acknowledges receipt of the earnest money deposit specified in Section 3, and Selling Company confims its Broker Relationship as set forth in Section 24.

Selling Company Keller Williams Realty    Address 3200 Cherry Creek South Drive

By: /s/  Danny Shwayder                   Date  January 16, 1997
   ------------------------------------
   Danny Shwayder

Listing Company Midtown Real Properties   Address  1723 Clarkson Street


By: /s/ Jack Kadelecek                    Date  January 21, 1997
   ------------------------------------
   Jack Kadelecek




                                            /s/ David J. Clamage       01-16-97
----------------------------------------  --------------------------------------
Buyer Commercial Acquisitions Corp. Date  Buyer David J. Clamage, Chairman  Date



---------------------------------------------
Seller Richard W. Metcalfe, D.D.S., M.S. Date

21.  ADDITIONAL   PROVISIONS   (continued)  The  language  of  these  additional
provisions has not been approved by the Colorado Reale Estate Commission).

Concerning the property known as:

     1325 East 16th Avenue Denver, CO 80218

     N/A as Appears in this contract shall mean "Not Applicable".

     Attached Addendum shall become a part of this contract

     Provided that the insurance is competitive in coverage and cost, purchaser will insure property with Talty Insurance. Talty may require some form of payment other than Seller escrow.

This addendum has not been approved by the Colorado Real Estate Commission. It was prepared by legal counsel for use by Keller Williams Realty, LLC.

                                    Addendum

This document is an addendum to the Commercial Contract to Buy and Sell Real Estate. The Contract dated January 16, 1997 by and between Richard W. Matcalfe, D.D.S., M.S. as seller and Commercial Acquisitions Corporation and/or assigns as purchaser, relating to that certain Real Property located at: 1325 E. 16th Ave. Denver CO 80218.

In the event of any conflict between the terms of the printed portion of the contract and the terms of this addendum the provisions of this addendum shall control.

The following terms and conditions are added to and incorporated into the above referenced Contract;

1. Inspection Contingency After receipt of items B, C, D, E,& F listed below, Purchaser shall have 30 business days (the Objection Deadline) to review and approve the following:

     A. Physical inspection of the property, including all improvements thereon:

     B. All rental agreement, leases, service contracts, and all other written contracts or agreements which affect the property.

     C. Operations statements of the property for the last 36 calendar months prior to the date hereof, including rent roll to determine the currency of each tenants' rent payments.

     D. All architectural renderings, blueprints and surveys recorded and unrecorded, that are in seller's possession or available to seller.

     E.   Copies of all insurance policies currently in effect.

     F. Inventory of all personal property owned by seller located on the property and used in the management, operation, or maintenance of the property.

Seller shall use its best efforts to provide Purchaser with said items B through F or access to such items within 5 business days after the mutual execution of this contract. Purchaser shall acknowledge, in writing, receipt of said items. Delivery of such items to the agent shall constitute delivery to the purchaser. Unless Purchaser removes all contingencies in writing on or before the Objection Deadline; or if Purchaser gives notice to Seller if unsatisfactory conditions, and if Buyer and Seller have not agreed in writing to a settlement thereof on or before 5 days from the Objection Deadline (the Resolution Deadline), this contract shall terminate three calendar days following the Resolution Deadline; unless, within three calendar days, Seller receives written notice from Purchaser waiving objection to all unsatisfactory conditions. If at that time this contract is terminated, then the earnest money shall be returned to Purchaser and Purchaser and Seller shall be excused from any further performance under this agreement.

2. REMOVAL OF CONTINGENCIES Upon removal of all contingencies in writing by Purchaser, however, in no event sooner than 45 days from the date of this contract, the Five Thousand Dollar earnest money note shall be redeemed for cash and deposited into an interest bearing escrow account with Title Company of Listing Brokers choice and be non refundable to the Purchaser absent of default by Seller and shall be considered, in the event of Purchaser default, as liquidated damages. Any interest earned on the deposit monies prior to closing, shall belong to the Party entitled to the principal amount of the earned money deposit if the Purchaser has not defaulted.

3. PROPERTY MAINTENANCE Seller warrants that he will maintain the property in the same approximate condition that the property is in at the time of acceptance of this contract and will not allow any substantial deterioration therefrom.

4. SURVEY Immediately following the waiver of contingencies Seller shall cause the existing Improvement Location Certificate for the subject property to be updated at Seller's expense, by a surveyor duly licensed by the State of Colorado and delivered to Purchaser, or if no Improvement Location Certificate exists, one will be prepared and delivered to Purchaser at Seller's expense.

5. ENVIRONMENTAL AUDIT The Seller acknowledges that (he/she/it) may be responsible for conditions existing on the property prior to the closing and prior to the conveyance of title to the Purchaser. The Purchaser acknowledges that Keller Williams Realty, LLC has recommended and by this instrument does recommend that the Purchaser obtain an Environmental Audit of the property by a qualified company or entity before the removal of contingencies by the Purchaser as herein provided.

6. BROKER DISCLAIMER [Responsibilities of Purchaser} The Broker has no means of determining with any degree of accuracy, the operational history of the Property. The Broker disclaims any representations made by any party of the value of the Property, the probable operational costs of the Property, income to be derived from the Property, if any; the status of the title of the Property, the value of the Property, the tax consequences of the transaction to either Purchaser or Seller, the zoning and use of the Property, or other items which may effect the decision of either Purchaser of Seller to execute this contract or to consummate the transaction contemplated by this agreement. Purchaser and Seller Specifically agree to make their own physical inspection and examination of the Property, make their own determination of the operational expenses of the Property the legal and tax consequences of the transaction contemplated by this agreement and any other determination which Purchaser or Seller might determine necessary or prudent to a decision relating to the purchase or sale of the Property. It is expressly understood by Purchaser that Keller Williams Realty, LLC has not made any investigation or determination, other than specifically expressed herein, with respect to the legality of the present, contemplated or future uses of the Property; violations of any federal, state, county, or municipal ordinances, statutes, zoning, tract restrictions, or set-back ordinances; planned or proposed federal, state, county, or municipal government or any other governmental agency plans for use of the property for public or private purposes, the presence of lead-based paint; or the presence or absence of fungi or wood destroying organisms; any circumstances or conditions which a qualified Environmental Audit might disclose; or the correctness of income and expense information, existence and text of leases, options or party-wall agreements, if any, and Purchaser agrees that such investigation and determination will be his sole responsibility and Keller Williams Realty, LLC shall not be held responsible therefore.

7. RESPONSIBILITIES All parties acknowledge that they have not relied upon any statements or representations made by the Real Estate agents concerning the environmental, legal, tax, or financial consequences of this transaction. the agents have recommended tat Seller and Purchaser obtain legal, tax, and accounting advice from their respective attorneys and accountants and all parties hereby agree not to hold its agents responsible or liable as to the legal, tax, or financial consequences of this transaction.

Keller Williams Realty, LLC advises and recommends that all parties hereto obtain legal counsel to represent them in connection with examination of title , the execution of this contract, and all other aspects relative to the transaction contemplated hereby.

8. COMMISSIONS Seller hereby agrees that it shall pay a 7% commission to Midtown Real Properties and Keller Williams Realty, LLC in cash or certified funds at closing in connection with this transaction. Said commission shall be split 50%-50% between Midtown Real Properties and Keller Williams Really, LLC.

9. PURCHASER'S ENTRY ON THE PROPERTY From and after the mutual execution of this contract, Purchaser and its agents or designees may enter upon the property for the purpose of making surveys and soil tests or otherwise inspecting and investigating the property. Purchaser hereby agrees to indemnify and hold the Seller harmless from any claims of any type and nature, including mechanics lien claims which may be filed against the Property by reason of the performance of any such acts and Purchaser will restore the property to the condition which existed prior to the entry of the Purchaser on the Property.

10. NEXT BUSINESS DAY In the event any date described herein for payment or performance of the provisions hereof, falls on a Saturday, Sunday, or legal holiday, the time for such payment or performance shall be extended to the next business day.

11. SURVIVAL Agreements, representations, covenants and warranties contained in this agreement and any amendment or supplement hereto shall survive the closing and delivery of deed hereunder and shall not be merged thereby.

12. REPRESENTATIONS AND WARRANTIES Seller hereby represents and warrants that as of the date hereof, to the best of his, her, its, personal knowledge without duty of further inquiry:

     A. There is no litigation pending or threatened which in any manner affects the property.

     B. Seller has not received any notice of and has no other knowledge or information of any pending or contemplated change in any applicable law, ordinance, or restriction; or of any threatened or pending judicial or administrative action; or any action threatened by adjacent landowners which could result in any material change in the condition of the property.

     C. To the best of Sellers personal knowledge, there are no violations of any Federal, State, or local law, code, ordinance, rule, regulation or the requirement of any fire underwriters, board of fire underwriters or board exercising similar functions.

     D. To the best of Sellers personal knowledge, the property is currently zoned so as to allow the existing use thereof.

     E. Seller has the full right power, and authority to perform its obligations hereunder.

     F. Seller personally is aware of no condition affecting the soil or subsurface portion of the property which could cause damage to or impair the use of the property or any improvements constructed thereon. The terms "personal knowledge" as used herein shall mean the actual knowledge of an individual or the actual knowledge of a President, General Partner, or Manager of an entity other than an individual.

The representations and warranties herein stated shall be true on the date of closing.

13. AGENCY RELATIONSHIP The Purchaser and Seller acknowledge that Keller Williams Realty, LLC and its employees and agents are acting as Buyer Broker in this transaction. Purchaser and Seller acknowledge timely verbal and written disclosure of said agency relationship. Seller further acknowledges that two Of

Commercial Acquisitions Corporation's officers and directors, David J.Clamage and Kenneth R. Shwayder, are licensed by the Colorado Real Estate Commission. Additionally, both Mr. Clamage and Mr. Ken Shwayder are officers and directors of Commercial Acquisitions Corporation. Ken Shwayder & Danny Shwayder are father and son and are cousins of Mr. Clamage. Mister's Shwayder will put one percent of the Co-op fee into the same CAC preferred stock that seller is receiving as a part of the purchase price hereof.

14. LEASES & SECURITY DEPOSITS At the time of closing, Seller shall provide the Purchaser with a complete accounting for all security deposits made by tenants occupying any part of the Property as Of that date, which accounting shall reflect any deductions that Seller has made against any Deposits. The security deposits and any interest accruing thereon shall be paid to or credited on the settlement statement to Purchaser at closing and Purchaser will indemnify Seller from any claims arising from wrongfully retaining or miss application of such security deposits after they are in the possession of the Purchaser.

15. 1031 EXCHANGE COOPERATION Seller and Purchaser may complete an IRS 1031 Exchange at closing of this property. Both parties agree to cooperate with the other party and the facilitator regarding any 1031 Exchange.

16. LEGAL ACTION If this Commercial Contract to Buy and Sell Real Estate gives rise to any legal action or proceeding between Seller and Purchaser, or any Broker, the prevailing party shall be entitled to recover actual costs and reasonable attorney's fees in addition to any other relief to which such party, may be entitled. The provisions of this paragraph shall inure to the benefit of the parties, and their successors and assigns including the Brokers named herein who seek to enforce a right hereunder.

                                   Acceptance

The terms and conditions of this addendum as set forth hereinabove, are added to and fully incorporated into the heretofore referenced Commercial Contract to Buy and Sell Real Estate.

Agreed and Accepted:                        Purchaser


By /s/ David J. Clamage                     Date 01-16-97
  ----------------------------                   ---------
  Commercial Acquisitions Corporation, David J. Clamage, Chairman


Broker: Keller Williams Realty, LLC


By /s/ Danny Shwayder                       Date 1/16/97
   ----------------------------                  --------
   Ken and Danny Shwayder, Agents


Broker: Midtown Real Properties


By /s/ Jack Kadelecek                       Date 1/21/97
   ----------------------------                  -------------
   Jack Kadelecek


Agreed and Accepted: Seller




By                                          Date
   ----------------------------                  -------------
   Richard W. Metcalfe D.D.S., M.S.

The Language contained in this addendum had been approved by legal counsel for Keller Williams Realty, LLC.

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING



                                COUNTERPROPOSAL



                                                                January 21, 1997

RE: Proposed contact to buy and sell the following described real estate in the County of Denver, Colorado, to wit:

Lots 16-19 Inc, Block 27, Park Avenue Addition, County of Denver, State of Colorado

known as No. 1325 East 16th Avenue           Denver       CO          80218
Street Address                               City         State       Zip

dated January 16, 1997 between

         Richard W. Metcalfe, D.D.S., M.S.

Seller, and

         Commercial Acquisitions Corporation and/or Assigns

Buyer.

The undersigned accepts the proposed contract, subject to the following amendments.

1. Promissory note shall be converted to cash on Contract acceptance.

2. Paragraph 16. Possession as reads $1,000.00 per day shall be changed to $200.00 per day.

3. Addendum Provision #2 shall be deleted.

4. Addendum Provisions 4 & 5 shall be changed to reflect "at Buyer's expense".

5. Add to Additional Provisions: "This contract shall be specifically contingent on further negotiations and agreement between Buyer and Seller regarding permanent financing of the purchase by January 28, 1997. Such agreement shall be contained in an amendment to this contract.

6. It is agreed that Lots 14 and 15, Block 27, Park Avenue Addition, City and County of Denver are excluded from this Contract.

7) Subject to title commitment verifying legal description.

8) Subject to purchasers review of last three year ending financial statements and federal income tax returns of seller and tenant.

     All other terms and conditions shall remain the same. This counterproposal shall expire unless accepted in writing by Buyer and Seller as evidence by their signatures below and the offering party to this document receives notice of such acceptance on or before January 23, 1997. If accepted, the proposed contract, as amended hereby, shall become a contract between Seller and Buyer.

SELLER       /s/ Richard W. Metcalfe                        DATE     1/21/97
         ------------------------------------------------
         Richard W. Metcalfe, D.D.S. M.S.

         Commercial Acquisitions Corporation and/or Assigns

BUYER        /s/ David J. Clamage                           DATE     1/22/97
          -----------------------------------------------
      By: David J. Clamage, Chairman


NOTE When this counterproposal form is used, the proposed contract is not to be signed by the Party initiating this counterproposal. This counterproposal must be securely attached to said proposed contract.